AMENDED AND RESTATED BYLAWS
OF
COLLEGE COMMUNITY SERVICES,
a Nonprofit Mutual Benefit Corporation

AMENDED AND RESTATED BYLAWS
OF
COLLEGE COMMUNITY SERVICES

ARTICLE I

PURPOSE

The specific purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nonprofit Mutual Benefit Corporation Law.

ARTICLE II

PRINCIPAL OFFICE

The principal office of College Community Services (the "Corporation") is hereby fixed and located in the City of Los Angeles, California. The Board of Directors of the Corporation (the ''Board") is hereby granted full power and authority to change said principal office from one location to another in the State of California. Any such change shall be noted by the secretary opposite this section, but shall not be considered an amendment of these Bylaws.

ARTICLE III

MEMBERS

Section 1.     ELIGIBILITY. Except as provided in Section 7315(b) of the Nonprofit Mutual Benefit Corporation Law, the Corporation may admit any person to membership.

Section 2.     VOTING AND NON-VOTING MEMBERS. The Corporation shall have only one class of members and all such members shall be voting members.

Section 3.     VOTING. Each member in good standing on the record date as of which notice of a meeting is given to members shall be entitled to one (1) vote at such meeting.

Section 4.     TERMINATION OF MEMBERSHIP; TRANSFERABILITY OF MEMBERSHIPS. The membership of any member shall terminate upon the member's death, dissolution, resignation, or upon the expiration of a membership issued for a specified period of time unless such membership is renewed in accordance with procedures adopted by the Board for the renewal of memberships. Memberships shall be freely transferable, and upon transfer of a member's interest in the Corporation, such member's interest shall automatically transfer in whole to the transferee of such interest.

ARTICLE IV

MEETINGS OF MEMBERS

Section 1.     PLACE OF MEETINGS. Meetings of members shall be held at any place within the City of Los Angeles designated by the Board. In the absence of any such designation, members' meetings shall be held at the principal office of the Corporation.

Section 2.     ANNUAL MEETING. The annual meeting of members shall be held each year on a date and at a time designated by the Board, provided, however, that if the first fiscal year of the Corporation is three (3) months or less in length, the Board need not call an annual meeting of members in such fiscal year. At each annual meeting directors shall be elected, and any other proper business may be transacted. The date so designated shall be within fifteen (15) months after the last annual meeting.

Section 3.     SPECIAL MEETINGS. A special meeting of the members may be called at any time by the Board, or by the president, or by written petition signed by not less than five percent (5%) of the members.

If a special meeting is called by other than the Board, the request shall be in writing, specifying the general nature of the business proposed to be transacted. The officer receiving the request shall cause notice to be promptly given to the members entitled to vote, in accordance with these Bylaws, that a meeting will be held at a time fixed by the Board, not less than thirty five (35) nor more than ninety (90) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of members called by action of the Board may be held.

Section 4.     NOTICE OF MEMBERS' MEETING. All notices of meetings of members shall be given in accordance with these Bylaws not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving notice, intends to present for action by the members. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken on any of the following proposals, the notice shall also state the general nature of the proposal:

(i)     removal of a director without cause;

(ii)     election of a director to fill a vacancy;

(iii)     amendment of the Articles of Incorporation; or

(iv)     voluntary dissolution of the Corporation.

Section 5.     MANNER OF GIVING NOTICE. Notice of any meeting of members shall be given by first class mail, charges prepaid, addressed to the member at the address of that member appearing on the books of the Corporation or given by the member to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that member by mail to the Corporation's principal office. Notice shall be deemed to have been given at the time when deposited in the mail.

If any notice or report addressed to a member at the address of such member appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the member at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the member upon written demand of the member at the principal office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to all other members.

An affidavit of giving of any notice in accordance with the provisions of this part, executed by the secretary or assistant secretary, shall be prima facie evidence of the giving of the notice or report.

Section 6.     QUORUM. Those members in attendance at a meeting shall constitute a quorum for the transaction of business, provided, however, that if less than one-third of the members eligible to vote are in attendance at the meeting, a vote may be taken only upon those matters, notice of the general nature of which was given in the notice of the meeting. No quorum is necessary to adjourn to a future time or date when such action results from the lack of a quorum.

Section 7.     VOTING. The members' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any member before the voting has begun. Cumulative voting is not permitted.

Section 8.     WAIVER OF NOTICE OR CONSENT BY ABSENT MEMBERS. The transactions of any meeting of members, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present in person, and if, either before or after the meeting, each person entitled to vote, who was not present in person, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of members, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article IV, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

ARTICLE V

DIRECTORS

Section 1.     POWERS. Subject to the provisions of the California Nonprofit Mutual Benefit Corporation Law and any limitations in the Articles of Incorporation or these By1aws, the business and affairs of the Corporation shall be managed and all Corporation powers shall be exercised by or under the direction of the Board.

Section 2.     NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the Corporation shall be not less than one (1) nor more than five (5) until such authorized number of directors may be changed by a duly adopted By1aw amending this Section 5.2. The exact number of directors shall be fixed, within the limits specified, by approval of the Board.

Section 3.     ELECTION AND TERM OF OFFICE OF DIRECTORS.

(a)     Qualifications. Any person is eligible to be a director of the Corporation.

(b)     Nominations. Prior to the giving of the notice of an annual meeting of members, the Board shall nominate a slate of eligible persons for election as director(s) at such meeting. In addition, any member may p1ace the name of any eligible person in nomination, either in writing prior to the meeting to elect directors, or at such meeting. At a meeting for election of director(s), each nominee shall be provided a reasonable opportunity to address the meeting and solicit votes.

(c)     Election. Director(s) shall be elected at the annual meeting of members.

(d)     Term. Directors shall be elected in accordance with these Bylaws. Each elected director shall take office at the beginning of each calendar year and shall hold office for two (2) years. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.     VACANCIES. A vacancy or vacancies in the Board may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the members or by court order may be filled only by the vote of a majority of the members entitled to vote represented at a duly held meeting at which a quorum is present. Each director so elected shall hold office until the next election of directors and until a successor has been elected and qualified.

Any director may resign effective on giving written notice to the president, the secretary, or the Board, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 5.     PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board may be held at any place within or outside the City of Los Angeles that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board shall be held at any place within or outside the City of Los Angeles that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal office of the Corporation. Any director may participate in a meeting by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 6.     REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice to the general membership or the members of the Board. Regular meetings shall be held no less than annually during each fiscal year.

Section 7.     SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the president or any vice president or the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States Mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal office of the Corporation.

Section 8.     QUORUM. The greater of (a) one-fifth (1/5) of the authorized number of directors or (b) sole director, alone, shall constitute a quorum for the transaction of business, except to adjourn as provided in this Article unless the Corporation has only one (1) director authorized, in which case one (1) director shall constitute a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of Sections 7233 and 7234 of the California Nonprofit Mutual Benefit Corporation Law (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 7212 of that Law (as to appointment of committees), and Section 7237(e) of that Law (as to indemnification of directors) and Section 5233 of the California Nonprofit Public Benefit Corporation Law, insofar as made applicable pursuant to Section 7238 of the California Nonprofit Mutual Benefit Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9.     WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting du1y held after regu1ar call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the Corporation records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 10.     ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 11.     NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in this Article, to the directors who were not present at the time of the adjournment.

Section 12.     ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. For purposes of this section only, "all members of the Board" shall not include any "interested director'' as defined in Section 5233 of the California Nonprofit Public Benefit Corporation Law, insofar as it is made applicable pursuant to Section 7238 of the California Nonprofit Mutual Benefit Law.

Section 13.     FEES AND COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their service as directors, but by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting.

ARTICLE VI

COMMITTEES

Section 1.     COMMITTEES OF DIRECTORS. The Board may, by resolution adopted by a majority of the number of directors then in office, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee who may replace any absent member at any meeting of the Committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)     the approval of any action which, under the California Nonprofit Mutual Benefit Corporation Law, also requires members' approval;

(b)     the filling of vacancies on the Board or in any committee;

(c)     the amendment or repeal of Bylaws or the adoption of new Bylaws;

(d)     the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(e)    the appointment of any other committees of the Board or the members of these committees.

Section 2.     MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board; and notice of special meetings of committees shall also be given to all alternative members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 3.     PROCEDURES OF COMMITTEES. Each committee shall report to the Board when requested.

ARTICLE VII

OFFICERS

Section 1.     OFFICERS. The officers of the Corporation shall be a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board, two (2) or more vice presidents, one (1) or more assistant secretaries, and one (1) or more assistant chief financial officers, and such other officers as may be appointed in accordance with the provisions of this Article. Any number of offices may be held by the same person except that neither the secretary nor the chief financial officer may serve concurrently as the president.

Section 2.     ELECTION OF OFFICERS. The officers of the Corporation, except such subordinate officers as may be appointed in accordance with the provisions of Section 4 of this Article VII, shall be chosen by the Board, and each shall serve at the pleasure of the Board.

(a)     Qualifications. A person need not be a member of this Corporation in order to be an officer of the Corporation.

(b)     Nominations. Any member may place the name of any eligible person in nomination by submitting such nomination to the president of the Corporation in writing prior to the meeting of the Board at which officers are to be elected.

(c)     Election Procedures. The Board shall annually elect the officers of this Corporation from among those nominated to serve for two (2) years.

(d)     Term of Officers. The term of each officer shall be two (2) years beginning on the first day of the fiscal year of the Corporation next following his or her election.

Section 3.     SUBORDINATE OFFICERS. The Board may appoint, and may empower the president to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

Section 4.     REMOVAL AND RESIGNATION OF OFFICERS. Any officer may be removed, either with or without cause, by the Board, at any time.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 5.    VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6.     PRESIDENT. The president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the members and at all meetings of the Board. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 7.     VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Bylaws, or the president.

Section 8.     SECRETARY. The secretary shall keep or cause to be kept at the principal office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors committees of directors, and members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of members at members' meetings, and the proceedings.

The secretary shall keep, or cause to be kept, at the principal office, as determined by resolution of the Board, a register showing the names of all members and their addresses.

The secretary shall give, or cause to be given, notice of all meetings of the members and the Board required by the Bylaws or by law to be given, and he or she shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 9.     CHIEF FINANCIAL OFFICER. The chief financial officer shall be the chief financial officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, and capital. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer, or his or her other designee, shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall, to the maximum extent permitted by the California Nonprofit Mutual Benefit Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation. For purposes of this section, an "agent" of the Corporation includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another association, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of an association which was a predecessor association of the Corporation or of another enterprise at the request of such predecessor association.

ARTICLE IX

RECORDS AND REPORTS

Section 1.    MAINTENANCE OF RECORDS. The Corporation shall keep at its principal office (a) a record of its members, giving the names and addresses of all members, (b) the original or a copy of the Articles of Incorporation and Bylaws as amended to date, (c) the Corporation's books and records of account and (d) minutes of proceedings of the members and the Board and any committee or committees of the Board. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any member at any reasonable time during usual business hours, for a purpose reasonably related to the member's interests. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.

Section 2.     INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 3.     ANNUAL REPORT TO MEMBERS. The Corporation, within one hundred twenty (120) days of the close of its fiscal year, shall provide to the directors and to its members an annual report containing the following information in reasonable detail:

(a)     The assets and liabilities, including the trust funds, of the Corporation as of the end of the fiscal year;

(b)    The principal changes in assets and liabilities, including trust funds, for the fiscal year;

(c)     The revenue or receipts, both unrestricted and restricted to particular purposes, of the Corporation for the fiscal year;

(d)     The expenses or disbursements of the Corporation, for both general and restricted purposes, during the fiscal year; and

(e)     Any information required by the California Nonprofit Mutual Benefit Corporation Law Section 8322, or any successor provision regarding any transactions with interested persons involving more than $50,000 or indemnification or advances involving more than $10,000.

Such annual report shall be accompanied by any report thereon of an independent accountant or, if there is no such accountant's report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

Section 4.     FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any member demanding an examination of any such statement or a copy shall be mailed to any such member.

ARTICLE X

GENERAL CORPORATE MATTERS

Section 1.     CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 2.    CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.    DONATIONS. This Corporation may accept gifts, legacies, donations and/or contributions and in any amount and any form, from time to time, upon such terms and conditions as may be decided from time to time by the Board.

Section 4.     FISCAL YEAR. The fiscal year of this Corporation shall end on the 31st of December in each year.

Section 5.     CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Nonprofit Public Benefit Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE XI

AMENDMENTS

Section 1.     AMENDMENT BY MEMBERS. Bylaws may be adopted, amended or repealed by the vote or written consent of a majority of the members entitled to vote; provided, however, that such adoption, amendment or repeal also requires approval by the members of a class if such action would:

(a)     materially and adversely affect the rights, privileges, preferences, restrictions or conditions of that class as to voting, dissolution, redemption, or transfer in a manner different than such action affects another class;

(b)     materially and adversely affect such class as to voting, dissolution, redemption, or transfer by changing the rights, privileges, preferences, restrictions or conditions of another class;

(c)    increase or decrease the number of memberships authorized for such class;

(d)     increase the number of memberships authorized for another class;

(e)     effect an exchange, reclassification or cancellation of all or part of the memberships of such class; or

(f)     authorize a new class of memberships.

Section 2.    AMENDMENT BY DIRECTORS. Subject to the rights of the members as provided in this Article XI and the limitations set forth below, the Board may adopt, amend, or repeal bylaws unless the action would:

(a)     materially and adversely affect the rights of members as to voting, dissolution, redemption or transfer;

(b)     increase or decrease the number of members authorized in total or for any class;

(c)    effect an exchange, reclassification or cancellation of all or part of the memberships; or

(d)     authorize a new class of membership.

The Board may not extend the term of a director beyond that for which the director was elected.

Once members have been admitted to the Corporation, the Board may not, without the approval of the members, specify or change any bylaw provision that would:

(a)     fix or change the authorized number of directors, provided, however, that the Board may fix the exact number of authorized directors within the limits set by these bylaws;

(b)     fix or change the minimum or maximum number of directors; or

(c)     change from a fixed number of directors to a variable number of directors or vice versa.

If any provision of these Bylaws requires larger proportion of the Board than is required by law, that provision may not be altered, repealed except by that greater vote.

Without the approval of the members, the Board may not adopt, amend or repeal any bylaw that would:

(a)     increase or extend the terms of directors;

(b)     allow any director to hold office by designation or selection rather than by election by the members;

(c)    increase the quorum for members' meetings;

(d)     repeal, restrict, create, expand or otherwise change proxy rights; or

(e)     authorize cumulative voting.

SECRETARY’S CERTIFICATE

ADOPTION OF AMENDED AND RESTATED BYLAWS
OF
COLLEGE COMMUNITY SERVICES

I, the undersigned, do hereby certify:

1.	That I am the duly appointed and acting Secretary of College Community Services, a California Mutual Benefit Nonprofit Corporation.

2.	That the foregoing Amended and Restated Bylaws were adopted by Written Consent of the Sole Member, dated June 29, 2016.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 29th day of June, 2016.

/s/ Jeff Barlow
Jeff D. Barlow, Secretary